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                                                                    EXHIBIT 23.3

The Board of Directors
Orange Savings Bank

    We consent to the incorporation by reference in Registration Statements # 33-17071, 33-52598 and 33-61787 of CFX Corporation of our report dated February 4, 1994 on the consolidated financial statements of Orange Savings Bank and subsidiary for the year ended December 31, 1993 included in the filing on Form 10-K of CFX Corporation for December 31, 1995.

                                                /s/ KPMG Peat Marwick LLP

                                                   KPMG Peat Marwick LLP

Boston, Massachusetts
March 29, 1996